Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2022 Fourth Quarter Results
Dallas — (March 30, 2023) Creative Media & Community Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, or the “Company”), today reported operating results for the three months and year ended December 31, 2022.

Fourth Quarter 2022 Highlights
Real Estate Portfolio
◦Same-store(1) office portfolio was 84.8%1 leased.
◦Executed 37,566 square feet of leases with terms longer than 12 months.
Financial Results
◦As previously announced on December 23, 2022, we redeemed all remaining outstanding shares of our Series L Preferred Stock in cash on January 25, 2023 for a total cost of $83.8 million.
◦Net loss attributable to common stockholders of $8.9 million, or $0.39 per diluted share.
◦Funds from operations (“FFO”) attributable to common stockholders(2) was $(3.7) million, or $(0.16) per diluted share.
◦Core FFO attributable to common stockholders(3) was $4.4 million, or $0.11 per diluted share.

Management Commentary
“In 2022, we saw strong leasing activity that increased our leased percentage, we reduced our corporate overhead by 28% and we recast our credit facility for another five years including extension options,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation.

“And 2023 is off to a very fast start as we execute on our strategy to grow our multifamily portfolio by acquiring newer vintage, highly amenitized residences in high barrier-to-entry markets. In the first quarter, we acquired interests in three multifamily properties totaling 696 units in the Bay Area and Los Angeles.”

“We also advanced our asset-light growth model by partnering with three international institutional investors to convert the unleased portion of one of our Los Angeles office buildings into luxury multifamily. CMCT will retain 20% ownership and will earn a base management fee and potentially a promote based on performance. The renovation started in the first quarter. In addition, CMCT has an attractive pipeline of ground-up multifamily development opportunities based on land we already own; we expect to start construction on 76 units across two assets in 2023. Finally, we created additional liquidity by completing a securitization of our lending portfolio generating $43.3 million of net proceeds in March.”

Fourth Quarter 2022 Results
Real Estate Portfolio
As of December 31, 2022, our real estate portfolio consisted of 19 assets, all of which were fee-simple properties, including one office property in which the Company has an approximate 44% ownership interest through its investment in an unconsolidated joint venture. The portfolio of 19 assets included 13 office properties and four development sites (one being used as a parking lot), totaling approximately 1.3 million rentable square feet, and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $8.9 million, or $0.39 per diluted share of common stock, for the three months ended December 31, 2022, compared to a net loss attributable to common stockholders of $4.3 million, or $0.19 per diluted share of common stock, for the three months ended December 31, 2021.
1 We are no longer classifying approximately 110,000 square feet of vacant space at its property at 4750 Wilshire Boulevard in Los Angeles, California as rentable office square footage as of September 30, 2022 in connection with the planned conversion of that space from rentable office space to multifamily units.

FFO attributable to common stockholders(2) was $(3.7) million, or $(0.16) per diluted share of common stock, for the three months ended December 31, 2022, compared to $598,000, or $0.03 per diluted share of common stock, for the three months ended December 31, 2021. Core FFO attributable to common stockholders(3) was $4.4 million, or $0.11 per diluted share of common stock, for the three months ended December 31, 2022, compared to $801,000, or $0.03 per diluted share of common stock, for the three months ended December 31, 2021. The decrease in FFO is primarily attributable to an increase in redeemable preferred stock redemptions of $8.0 million, driven by $7.9 million recognized in connection with the Series L Redemption announced in December 2022, and an increase in interest expense of $915,000. These amounts were partially offset by a decrease in redeemable preferred stock dividends of $3.2 million, due to a change in timing of the declaration of preferred stock dividends as well as a decrease in asset management and other fees to related parties of $1.4 million. As redeemable preferred stock redemptions are not included in the calculation of Core FFO, Core FFO increased by $3.6 million compared to the prior year period.

Segment Information
Our reportable segments during the three months ended December 31, 2022 and 2021 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Total segment net operating income (“NOI”)(4) was $11.7 million for the three months ended December 31, 2022, compared to $12.1 million for the three months ended December 31, 2021.
Office
Same-Store
Same-store(2) office segment NOI(4) increased by 4.6% while same store-store(1) office cash NOI(5), excluding lease termination income, increased by 6.4% for the three months ended December 31, 2022 compared to the three months ended December 31, 2021. The increase in same-store(1) office segment NOI(4) is primarily due to a decrease in real estate tax expenses at an office property in Austin, Texas, partially offset by a decrease in rental revenues at an office property in San Francisco, California due to a decrease in occupancy.
At December 31, 2022, the Company’s same-store(1) office portfolio was 82.2% occupied, an increase of 450 basis points year-over-year on a same-store(1) basis, and 84.8% leased, an increase of 490 basis points year-over-year on a same-store(1) basis. The annualized rent per occupied square foot(6) on a same-store(2) basis was $55.49 at December 31, 2022 compared to $52.57 at December 31, 2021. During the three months ended December 31, 2022, the Company executed 31,615 square feet of recurring leases at our same-store(1) office portfolio.
Total
Office segment NOI(4) increased by 4.1% for the three months ended December 31, 2022 compared to the three months ended December 31, 2021. The increase is primarily driven by the increase in same-store(2) office segment NOI(4) described above.
Hotel
Hotel segment NOI(4) increased to $3.1 million for the three months ended December 31, 2022, from $1.8 million for the three months ended December 31, 2021, due to increases in occupancy and average daily rate as a result of the hospitality industry continuing to recover from the impact of COVID-19.

	Three Months Ended December 31,
	2022	2021
Occupancy	71.5%	69.9%
Average daily rate(a)	$178.72	$153.77
RevPAR(b)	$127.84	$107.55
a.Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
b.Calculated as trailing 3-month room revenue divided by the number of available rooms.

Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(4) decreased by 52.0% for the three months ended December 31, 2022, compared to the three months ended December 31, 2021. The decrease is primarily due to lower premium income as a result of lower loan sale volume and a reduction in the market premium achieved during the three months ended December 31, 2022, compared to the three months ended December 31, 2021. Loan origination volumes were elevated during 2021, a year when the SBA temporarily increased guaranteed percentages for SBA 7(a) loan originations.

Debt and Equity
In December 2022, we refinanced our 2018 Credit Facility and replaced it with a new 2022 Credit Facility, entered into with a bank syndicate, that includes a $56.2 million term loan as well as a revolver allowing the Company to borrow up to $150.0 million, both of which are collectively subject to a borrowing base calculation. The 2022 credit facility is secured by properties in the Company’s real estate portfolio. During the three months ended December 31, 2022, we paid down an aggregate of $28.8 million on our credit facilities.
As previously announced on December 23, 2022, we redeemed all remaining outstanding shares of our Series L Preferred Stock in cash on January 25, 2023 at its stated value of $28.37 per share. The total cost to complete the Series L Redemption, including transaction costs of $93,000 (or $0.03 per share), was $83.8 million. Additionally, on January 25, 2023 we paid the accrued and unpaid dividends on the redeemed shares of Series L Preferred Stock through December 31, 2022 of $1.56 per share (or $4.6 million accrued and unpaid dividends in the aggregate).
During the three months ended December 31, 2022, we issued 3,106,636 shares of Series A1 Preferred Stock for aggregate net proceeds of approximately $69.3 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of Series A1 Preferred Stock.
Dividends
On December 15, 2022, we declared a quarterly cash dividend of $0.085 per share of our common stock, which was paid on January 9, 2023 to stockholders of record at the close of business on December 27, 2022.
On December 15, 2022, we declared an annual cash dividend of $1.56 per share of our Series L Preferred Stock, which was paid on January 25, 2023 to stockholders of record at the close of business on December 29, 2022.

About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO are provided below. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after October 1, 2021; (ii) sold or otherwise removed from our consolidated financial statements on or before December 31, 2022; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on October 1, 2021 and ending on December 31, 2022. When determining our same-store properties as of December 31, 2022, one property was excluded pursuant to (i) and (iii) above and no properties were excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders: represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (v) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2022. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements expressed or implied herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable securities law.

For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	December 31,
	2022	2021
ASSETS
Investments in real estate, net	$502,006	$497,984
Investment in unconsolidated entity	12,381	—
Cash and cash equivalents	46,190	22,311
Restricted cash	11,290	11,340
Loans receivable, net	62,547	73,543
Accounts receivable, net	3,780	3,396
Deferred rent receivable and charges, net	37,543	36,095
Other intangible assets, net	4,461	5,251
Other assets	10,050	10,946
TOTAL ASSETS	$690,248	$660,866
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$184,267	$201,145
Accounts payable and accrued expenses	107,220	26,751
Intangible liabilities, net	20	237
Due to related parties	3,155	4,541
Other liabilities	17,856	16,861
Total liabilities	312,518	249,535
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 35,438,752 and 35,776,705 shares authorized as of December 31, 2022 and December 31, 2021, respectively; 693,741 shares issued and outstanding as of December 31, 2022 and 1,633,965 and 1,631,965 shares issued and outstanding, respectively, as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	15,697	37,782
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 35,438,752 and 35,776,705 shares authorized as of December 31, 2022 and December 31, 2021, respectively; 8,126,597 and 7,565,349 shares issued and outstanding, respectively, as of December 31, 2022 and 6,492,632 and 6,271,337 shares issued and outstanding, respectively, as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	189,048	156,431
Series A1 cumulative redeemable preferred stock, $0.001 par value; 27,990,070 shares authorized; 5,966,077 and 5,956,147 shares issued and outstanding, respectively, as of December 31, 2022 and no shares issued, outstanding, or authorized as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	147,514	—
Series D cumulative redeemable preferred stock, $0.001 par value; 26,992,000 and 32,000,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively; 56,857 and 48,857 shares issued and outstanding, respectively, as of December 31, 2022 and 56,857 shares issued and outstanding as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	1,200	1,396
Series L cumulative redeemable preferred stock, $0.001 par value; 919,260 and 6,306,420 shares authorized as of December 31, 2022 and December 31, 2021, respectively; No shares issued and outstanding, respectively, as of December 31, 2022 and 8,080,740 and 5,387,160 shares issued and outstanding as of December 31, 2021; liquidation preference of $28.37 per share, subject to adjustment	—	152,834
Common stock, $0.001 par value; 900,000,000 shares authorized; 22,737,853 and 23,369,331 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	23	24
Additional paid-in capital	861,721	866,746
Distributions in excess of earnings	(837,846)	(804,227)
Total stockholders’ equity	361,660	373,204
Noncontrolling interests	373	345
Total equity	362,033	373,549
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$690,248	$660,866

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
REVENUES:
Rental and other property income	$13,742	$13,342	$56,226	$52,838
Hotel income	8,956	6,648	33,432	16,722
Interest and other income	3,170	5,135	12,248	21,366
Total Revenues	25,868	25,125	101,906	90,926
EXPENSES:
Rental and other property operating	12,969	11,909	50,526	39,272
Asset management and other fees to related parties	813	2,249	3,570	9,030
Expense reimbursements to related parties—corporate	466	458	1,925	2,050
Expense reimbursements to related parties—lending segment	317	702	1,929	1,921
Interest	2,838	1,923	9,604	9,413
General and administrative	1,894	1,451	6,869	6,844
Transaction costs	22	143	223	143
Depreciation and amortization	5,277	4,945	20,348	20,112
Total Expenses	24,596	23,780	94,994	88,785
(Loss) income from unconsolidated entity	(12)	—	164	—
INCOME BEFORE PROVISION FOR INCOME TAXES	1,260	1,345	7,076	2,141
Provision for income taxes	316	676	1,131	2,992
NET INCOME (LOSS)	944	669	5,945	(851)
Net (income) loss attributable to noncontrolling interests	(8)	(3)	(27)	1
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	936	666	5,918	(850)
Redeemable preferred stock dividends declared or accumulated	(1,795)	(4,953)	(18,558)	(18,763)
Redeemable preferred stock deemed dividends	—	—	(19)	(253)
Redeemable preferred stock redemptions	(8,082)	(60)	(13,126)	(113)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,941)	$(4,347)	$(25,785)	$(19,979)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.39)	$(0.19)	$(1.11)	$(1.04)
Diluted	$(0.39)	$(0.19)	$(1.11)	$(1.04)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	22,707	23,349	23,153	19,187
Diluted	22,712	23,349	23,154	19,187

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Numerator:
Net loss attributable to common stockholders	$(8,941)	$(4,347)	$(25,785)	$(19,979)
Depreciation and amortization	5,277	4,945	20,348	20,112
FFO attributable to common stockholders	$(3,664)	$598	$(5,437)	$133
Redeemable preferred stock dividends declared on dilutive shares (a)	(9)	—	(15)	(1)
Dilutive FFO attributable to common stockholders	$(3,673)	$598	$(5,452)	$132
Denominator:
Basic weighted average shares of common stock outstanding	22,707	23,349	23,153	19,187
Effect of dilutive securities-contingently issuable shares (a)	5	20	4	16
Diluted weighted average shares and common stock equivalents outstanding	22,712	23,369	23,157	19,203
FFO attributable to common stockholders per share
Basic	$(0.16)	$0.03	$(0.23)	$0.01
Diluted	$(0.16)	$0.03	$(0.24)	$0.01

(a)For the three months and the years ended December 31, 2022 and 2021, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Numerator:
Net loss attributable to common stockholders	$(8,941)	$(4,347)	$(25,785)	$(19,979)
Depreciation and amortization	5,277	4,945	20,348	20,112
FFO attributable to common stockholders	$(3,664)	$598	$(5,437)	$133
Redeemable preferred stock deemed dividends	—	—	19	253
Redeemable preferred stock redemptions	8,082	60	13,126	113
Transaction costs	22	143	223	143
Core FFO attributable to common stockholders	$4,440	$801	$7,931	$642
Redeemable preferred stock dividends declared on dilutive shares (a)	4,269	—	11,723	(1)
Dilutive Core FFO attributable to common stockholders	$8,709	$801	$19,654	$641
Denominator:
Basic weighted average shares of common stock outstanding	22,707	23,349	23,153	19,187
Effect of dilutive securities-contingently issuable shares (a)	54,095	20	37,711	17
Diluted weighted average shares and common stock equivalents outstanding	76,802	23,369	60,864	19,204
Core FFO attributable to common stockholders per share:
Basic	$0.20	$0.03	$0.34	$0.03
Diluted	$0.11	$0.03	$0.32	$0.03

(a)For the three months and the years ended December 31, 2022 and 2021, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

	Three Months Ended December 31, 2022
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income (loss) excluding lease termination income	$6,976	$3	$6,979	$3,097	$1,752	$11,828
Cash lease termination income	—	—	—	—	—	—
Cash net operating income (loss)	6,976	3	6,979	3,097	1,752	11,828
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(91)	9	(82)	(1)	—	(83)
Segment net operating income (loss)	6,885	12	6,897	3,096	1,752	11,745
Asset management and other fees to related parties						(813)
Expense reimbursements to related parties — corporate						(466)
Interest expense						(2,646)
General and administrative						(1,260)
Transaction costs						(22)
Depreciation and amortization						(5,277)
Income before provision for income taxes						1,260
Provision for income taxes						(316)
Net income						944
Net income attributable to noncontrolling interests						(8)
Net income attributable to the Company						$936

	Three Months Ended December 31, 2021
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income (loss) excluding lease termination income	$6,449	$45	$6,494	$1,814	$3,648	$11,956
Cash lease termination income	150	—	150	—	—	150
Cash net operating income (loss)	6,559	45	6,644	1,814	3,648	12,106
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(18)	(1)	(19)	(2)	—	(21)
Segment net operating income (loss)	6,581	44	6,625	1,812	3,648	12,085
Asset management and other fees to related parties						(2,249)
Expense reimbursements to related parties — corporate						(458)
Interest expense						(1,993)
General and administrative						(952)
Transaction costs						(143)
Depreciation and amortization						(4,945)
Income before provision for income taxes						1,345
Provision for income taxes						(676)
Net income						669
Net income attributable to noncontrolling interests						(3)
Net income attributable to the Company						$666